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                                                                    Exhibit 10.3

                         AMENDMENT DATED JULY 11, 1994
                  TO EMPLOYMENT AGREEMENT DATED APRIL 1, 1994

          PALL CORPORATION, a New York corporation (the "Company") and ERIC KRASNOFF ("Executive") hereby agree that the Employment Agreement dated April 1, 1994 between them is amended, effective with respect to the Company's fiscal year beginning July 31, 1994 and each subsequent fiscal year during the Term of Employment, by changing the last paragraph on page 8 thereof to read and provide as follows:

     If Return on Equity for the fiscal year in question is the Zero Bonus Percentage or less, no Bonus Compensation shall be payable. If Return on Equity equals or exceeds the Maximum Bonus Percentage, the Bonus Compensation payable to Executive shall be 100% of his Base Salary. If Return on Equity is more than the Zero Bonus Percentage and less than the Maximum Bonus Percentage, the Bonus Compensation shall be increased from zero percent of Base Salary towards 100% of Base Salary in the same proportion that Return on Equity increases from the Zero Bonus Percentage to the Maximum Bonus Percentage. Thus, for example, if Return on Equity for fiscal 1995 is 15.75% (the midpoint between 12.5% and 19%, the Company on July 11, 1994 having determined the Maximum Bonus Percentage for fiscal 1995 to be 19%), the Bonus Compensation shall be an amount equal to 50% of Executive's Base Salary (the midpoint between zero percent of Base Salary and 100% of Base Salary).

Except as hereby modified, said Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                      PALL CORPORATION



                                      By /s/ JEREMY HAYWARD-SURRY
                                         --------------------------
                                         Name: Jeremy Hayward-Surry,
                                               President




                                         /s/ ERIC KRASNOFF
                                         --------------------------
                                             Eric Krasnoff